Exhibit 10.2
Execution Copy
STOCK PURCHASE AGREEMENT
          This Stock Purchase Agreement (this “Agreement”) is dated as of September 30, 2005, among CHANGING WORLD TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and GSFS INVESTMENTS I CORP. (“Goldman”).
          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to Goldman, and Goldman desires to purchase from the Company 224,761 shares (the “Shares”) of common stock, par value $.01 (the “Common Stock”) of the Company.
          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Goldman agree as follows:
1. Purchase and Sale of the Shares. The Company hereby issues, sells and delivers to Goldman and Goldman hereby purchases, and accepts delivery of, the Shares.
2. Closing.
     2.1 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on the date hereof (the “Closing Date”), at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004, unless another time, date or place is agreed to in writing by the parties hereto.
     2.2 Company Closing Deliveries. At the Closing, the Company shall deliver the following to Goldman:
          (a) A copy of the certificate of incorporation of the Company, as in effect immediately prior to the Closing, certified by its chief executive officer as being in effect as of the Closing Date;
          (b) A copy of the by-laws of the Company, certified by its chief executive officer as being in effect as of the Closing Date;
          (c) A copy of the resolutions of the board of directors of the Company (the “Board of Directors”), authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the chief executive officer of the Company as of the Closing Date;
          (d) A stock certificate issued to Goldman representing the Shares to be delivered to Goldman; provided that the Company may deliver such certificate to Goldman within (5) days following the Closing in the event such certificate is not available for issuance on or prior to the Closing;
          (e) The duly executed signature pages of the voting agreement in the form attached hereto as Exhibit A (the “Voting Agreement”) for the Company and all the Stockholders named on the signature pages thereof (except for Goldman);

          (f) A certificate of the Company signed by its chief executive officer stating that the representations and warranties of the Company contained in this Agreement are true and correct as of the date of this Agreement; and
          (g) An opinion, addressed to Goldman, dated as of the Closing Date, satisfactory in form and substance to Goldman, from Weil, Gotshal & Manges, LLP, counsel for the Company, with respect to power and authority, due authorization and no conflicts.
     2.3 Goldman Closing Deliveries. At the Closing, Goldman shall deliver the following to the Company:
          (a) $11,999,989.79 (the “Purchase Price”) by wire transfer of immediately available funds to an account designated by the Company;
          (b) A duly executed signature page of the Voting Agreement; and
          (c) A duly executed counterpart signature page to the Company’s stockholders agreement in the form attached hereto as Exhibit B (the “Stockholders Agreement”) agreeing to be bound by the terms thereof (as supplemented in Section 5.10 hereof).
3. Representations and Warranties of the Company. The Company represents and warrants to Goldman as follows in this Section 3.
     3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to (a) own, lease and operate its properties, (b) carry on its business as currently conducted by it and (c) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant hereto. True and complete copies of the certificate of incorporation of Company and all amendments thereof (the “Certificate of Incorporation”), and of the by-laws of the Company, as amended to date (the “By-Laws”), have heretofore been furnished to Goldman.
     3.2 Capitalization. After giving effect to the transactions contemplated herewith and taking into account, among other things, any and all anti-dilution rights of other stockholders of the Company relating to or arising from the sale of the Shares, the authorized capital of the Company will consist of (i) 3,000,000 shares of Common Stock, of which 2,368,468.178 shares are issued and outstanding, 180,046 shares are reserved for issuance under options and warrants which are issued and outstanding, 128,255 shares are reserved for issuance under options to be granted under the Company’s stock option plan, and 195,081 shares are reserved for issuance upon the conversion of the Series A Preferred Stock, and (ii) 445,081 shares of preferred stock, of which 195,081 shares are designated as Series A Preferred Stock, of which 195,081 shares are issued and outstanding, and of which 250,000 shares are undesignated. As a result of the transactions contemplated hereby, the Company is not obligated to issue any shares of Common Stock in respect of anti-dilution rights in favor of any shareholders of the Company. Except as described on Schedule 3.2 and as set forth above, (a) no shares of Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of the Company or other securities of the Company convertible or exchangeable at any time into equity securities of the Company; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of the Company; (d) the Company is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of the Company at any time under options, subscriptions, warrants, preemptive rights, anti-dilution rights or other rights or obligations; (e) as of the Closing Date and immediately thereafter, no individual or entity has, or may be entitled to, any rights to cause the Company to register any shares of capital stock held by them, other than pursuant to the Series A SPA and the Exchange Agreement (each as defined below); and (f) the Company has not been party to any agreement, arrangement or understanding with respect to the issuance by the Company of shares of capital stock of the Company other than (i) the Securities Purchase Agreement between the Company and the investors set forth on Schedule A annexed thereto, dated as of October 24, 2002 (the “Series A SPA”), (ii) the Securities Exchange Agreement between the Company and Conagra Foods, Inc., dated as of July 21, 2005 (the “Exchange Agreement”), (iii) the Stock Purchase Agreement between the Company and Gas Research Institute, dated as of February 28, 2003, (iv) the Agreement between the Company and CWT Venture Group I LLC, CWT Venture Group II LLC and Eizel 33, LLC, dated as of October 6, 1998, (v) various subscription agreements of the Company in substantially the form attached hereto as Exhibit C, and (vi) pursuant to the Company’s 2002 Stock Option Plan. Each stockholder of the Company has executed a counterpart signature page to the Stockholders Agreement in the form attached hereto as Exhibit B, or to a more restrictive form of such stockholders agreement.
     3.3 Issuance of the Shares. The issuance, sale and delivery of the Shares has been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, shall be duly and validly authorized and issued, fully paid and nonassessable, and shall not be subject to any liens, encumbrances, rights of first refusal, claims or security interests, other than arising pursuant to applicable law (including securities laws) (collectively, “Liens”), the Voting Agreement and the Stockholders Agreement.
     3.4 Authority. The execution and delivery by the Company of this Agreement and of all of the agreements and other documents to be executed and delivered by the Company pursuant hereto (collectively, the “Company Documents”), the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and the Company has all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by the Company, each of the Company Documents will be, in each case assuming such documents are duly executed by the other parties thereto, the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.
     3.5 Noncontravention. Neither the execution and delivery by the Company of this Agreement or the Company Documents, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by the Company of any of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would)

(a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Company, each as amended to date, or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which it or any of the Company’s or any of its Subsidiary’s assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument (other than such consents, approval or notices that are obtained or delivered prior to the Closing), or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Liens upon any of the Company’s or its Subsidiaries’ assets or the Common Stock, or (e) interfere with or otherwise adversely affect the ability of the Company or its Subsidiaries to carry on their business after the Closing Date on substantially the same basis as it is now conducted or as proposed to be conducted.
     3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or its Subsidiaries is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares hereunder, except such as has already been obtained.
     3.7 Litigation. Except as set forth on Schedule 3.7, there are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or, to the Company’s knowledge, threatened, adverse to the Company or its Subsidiaries, the transactions contemplated hereby or the business of the Company or its Subsidiaries or any of the assets of the Company or its Subsidiaries. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to the Company or its Subsidiaries, this Agreement, the transactions contemplated hereby, the business of the Company or its Subsidiaries or any of the assets of the Company or its Subsidiaries, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit in any respect any business practice of the Company or its Subsidiaries in any area or (b) otherwise adverse to the business, condition, affairs, assets, capital stock or prospects of the Company or any of its Subsidiaries, financially or otherwise, nor, to the Company’s knowledge, is the Company aware that there is any basis for the foregoing.
     3.8 No Violation of Law. Except as set forth on Schedule 3.8, to the knowledge of the Company, neither the Company nor its Subsidiaries are engaging in any activity or omitting to take any action as a result of which it is in violation of any material law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Company or its Subsidiaries, the business of the Company or its Subsidiaries or any assets of the Company or its Subsidiaries, including, but not limited to, those relating to: occupational safety and health matters; issues of environmental and ecological protection (e.g., the use, storage, handling, transport or disposal of pollutants, contaminants or hazardous or toxic materials or wastes, and the exposure of persons thereto); business practices and operations; labor practices; employee benefits; and zoning and other land use laws and regulations.

     3.9 Subsidiaries. There are no direct or indirect subsidiaries of the Company, other than (i) Resource Recovery Corporation, (“RRC”) a Delaware corporation, (ii) Thermal Depolymerization Process LLC, (“TDP”) a Delaware limited liability company, and (iii) Renewable Environmental Solutions, LLC, (“RES”) a Delaware limited liability company (together with RRC and TDP, the “Subsidiaries”). 100% of the capital stock of RRC and 100% of the total membership interests of RES and TDP are owned by the Company, free and clear of all Liens.
     3.10 Financial Statements. The Company has furnished to Goldman the audited balance sheet of the Company as of December 31, 2004 and the related audited statements of income (loss), shareholders’ equity and changes in financial position for the fiscal year then ended and its unaudited balance sheet and related statements of income (loss), shareholders’ equity and changes in financial position for the period ending June 30, 2005 (collectively, the “Financial Statements”). The Financial Statements: (a) are true, correct and complete; (b) have been prepared in accordance with the books and records of the Company; (c) present fairly the consolidated financial condition and consolidated operating results of the Company as of the dates and for the periods indicated; and (d) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis except for year-end audit adjustments and the absence of footnotes required under GAAP in the case of the unaudited financial statements. The Company maintains and will continue to maintain a system of accounting established and administered in accordance with GAAP.
     3.11 Absence of Changes. Except as otherwise set forth on Schedule 3.11, since December 31, 2004, there has not been (i) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Company or its Subsidiaries; (ii) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company or its Subsidiaries, other than (a) liabilities incurred in the ordinary course of business and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in the case of both clauses (a) and (b), individually or in the aggregate, are not material to the financial condition or operating results of the Company or its Subsidiaries; (iii) any material asset or property of the Company or its Subsidiaries made subject to a Lien of any kind; (iv) any waiver of any material valuable right of the Company or its Subsidiaries, or any cancellation of any material debt or claim held by the Company or its Subsidiaries; (v) any sale, assignment or transfer of any tangible or intangible material asset of the Company or its Subsidiaries, except for sales, assignments or transfers in the ordinary course of business; (vi) any loan by the Company or its Subsidiaries to any officer, director, employee, consultant or shareholder of the Company or its Subsidiaries, or any agreement or commitment therefor other than routine travel or relocation advances, or loans made in the ordinary course of business; (vii) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, business or prospects of the Company or its Subsidiaries; (viii) any change in the accounting methods, practices or policies followed by the Company or its Subsidiaries, including any change in depreciation or amortization policies or rates; or (ix) any off-balance sheet transactions.
     3.12 Property and Assets. The Company does not own any real property. The Company owns or has a valid leasehold interest in, all of the material properties and assets, used by it or located on its premises, including all properties and assets reflected in the Financial

Statements, and except those disposed of since the date thereof in the ordinary course of business; none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those material terms which are described in the Financial Statements. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its businesses as presently conducted. Neither the Company nor any of its Subsidiaries are bound by, or subject to, any contract, agreement, arrangement or understanding that limits or restricts in any way the ability of any affiliates of the Company to conduct or engage in any business activities, except to the extent a violation thereof would not be material to the Company and its Subsidiaries, taken as a whole.
     3.13 Intellectual Property. The Company or its Subsidiaries own or have a valid license to use, or has a pending application for, all trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods, processes or other intellectual property, including, without limitation, rights to a technology known as Thermo-Depolymerization and Chemical Reformer (collectively, the “Intellectual Property”) that are required to conduct the Company’s business and operations as now conducted and as proposed to be conducted, all of which are, to Company’s knowledge, valid and in good standing and uncontested. Except as set forth on Schedule 3.13, the Company and its Subsidiaries have not received any notice or demand alleging that the Company or its Subsidiaries are infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods, processes or other intellectual property of any other person or entity, and there is no claim, proceeding or action pending or, to the knowledge of the Company, threatened, with respect thereto. Except as set forth on Schedule 3.13, to the Company’s knowledge, no person or entity is infringing upon the rights or ownership interest of the Company or its Subsidiaries in the Intellectual Property.
     3.14 Taxes. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid.
     3.15 Insurance. The Company maintains such types and amounts of insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons or entities engaged in the same or similar business as the Company.
     3.16 Securities Laws. Based in part upon the representations of Goldman, the issuance, sale and delivery of the Shares pursuant to this Agreement and the Certificate of Incorporation of the Company shall be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).
     3.17 Related Party Transactions, (a) Set forth on Schedule 3.17(a) is a true and complete list of all obligations and transactions (i) between the Company and its Subsidiaries, on the one hand, and any affiliate of the Company and its Subsidiaries, on the other hand, or (ii) between the Company and its Subsidiaries, on the one hand, and any of the officers, directors, equity holders or employees, or any of the affiliates or associates (each term as defined in the

Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company and its Subsidiaries, on the other hand. Except as set forth on Schedule 3.17(a), to the knowledge of the Company, no officer or director of the Company or person who owns at least 5% of the outstanding equity of the Company (nor any parent, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has, (i) any interest or involvement in any entity which provided or sold, or provides or sells, services or products which any of the Company or its Subsidiaries provides or sells, or proposes to provide or sell or (ii) any interest or involvement in any entity which purchases from or sells or provides to, any of the Company or its Subsidiaries, any goods or services; provided, that ownership of no more than five percent of the outstanding voting stock of a publicly traded corporation in and of itself shall not be deemed an interest in any entity for purposes of this Section 3.17.
     (b) Each transaction set forth on Schedule 3.17(a) is on terms that are, in the Company’s reasonable estimation, at least as favorable to the Company as would be available with independent third parties dealing at arms’ length.
     3.18 Brokers; Commissions; Investment Banking Services.
          (a) None of the Company or its Subsidiaries or any of their respective officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions with Goldman contemplated by this Agreement.
          (b) Except as set forth on Schedule 3.18, none of the Company or its Subsidiaries is a party to any contract obligating the Company or any of its Subsidiaries to pay commissions or fees to any party in connection with the issuance or sale of any shares of capital stock or other securities of the Company or any of its Subsidiaries.
          (c) Except as set forth on Schedule 3.18, none of the Company or its Subsidiaries is a party to any contract which grants rights to any third party with respect to the performance of investment banking services for the Company or its Subsidiaries, including, without limitation, with respect to the sale of the Company or a public offering, including an initial public offering, of securities of the Company or its Subsidiaries.
4. Representations and Warranties as to Goldman. Goldman represents and warrants to the Company as follows:
     4.1 Investment. Goldman is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with a present intention of distributing or selling the same, except for distributions to its affiliates in which an exemption from registration exists for any such distribution.
     4.2 Authority. The execution and delivery by Goldman of this Agreement and of all of the agreements and other documents to be executed and delivered by Goldman pursuant hereto (collectively, the “Goldman Documents”), the performance by Goldman of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Goldman, and Goldman has all necessary power and authority with respect thereto. This Agreement is, and when executed and delivered by Goldman, each other Goldman Document will be, the valid and binding obligation of Goldman enforceable in accordance with the respective terms thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.
     4.3 Experience. Goldman acknowledges that (i) an investment in the Shares is highly speculative and involves a high degree of risk and that Goldman can bear the loss of its investment hereunder and (ii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.
     4.4 No Market for the Shares. Goldman understands that there is no market for any of the Shares nor is there any assurance that one will develop in the near future, and that the Shares have limited transferability.
     4.5 Accredited Investor. Goldman is an “Accredited Investor” within the definition set forth in Rule 501(a) of the Securities Act.
     4.6 Legend. Goldman understands that the certificate(s) representing the Shares and will bear a restrictive legend thereon substantially as follows:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY A FAVORABLE OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT THE TRANSFER WILL NOT RESULT IN A VIOLATION OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.”
5. Covenants
     5.1 Information Rights.
          (a) If the Company delivers any regularly prepared reports to Conagra Foods, Inc. (whether pursuant to the Exchange Agreement or otherwise) regarding the Company’s or its Subsidiaries’ corporate financial condition, the Company will deliver the same reports and statements to Goldman simultaneously.

          (b) The Company shall, so long as Goldman owns at least 1% of the issued and outstanding shares of Common Stock, deliver to Goldman (to the extent that the Company has not delivered the reports to Goldman under Section 5.1(a)):
     (i) Quarterly Reports. Within forty-five (45) calendar days after the end of each calendar quarter, consolidated financial statements showing the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the end of each such month.
     (ii) Annual Reports. Within 120 days after the end of each fiscal year, a balance sheet and statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries on a consolidated basis, audited by a firm of independent certified public accountants.
Termination. The rights in this Section 5.1 shall terminate upon the earlier of the initial public offering of securities of the Company or any time at which the Company is otherwise required to file public periodic reports with any governmental authority.
     5.2 Registration Rights.
          (a) Piggyback Registration.
          (i) If, at any time that any of the Registrable Securities (as defined below) are outstanding, the Company proposes to prepare and file with the Securities and Exchange Commission, or an equivalent foreign governmental authority (in the event that the Company proposes to register its securities on a foreign securities market) (in either event, the “Commission”) one or more registration statements or similar statements (except in connection with an initial public offering of its securities, subject to Section 5.2.(a)(iii) below) or post-effective amendments thereto covering equity securities of the Company, or any such securities of the Company held by its securityholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (collectively, the “Registration Statement”) and such Registration Statement allows other securityholders of the Company to register their securities thereunder, the Company will give written notice of its intention to do so by registered mail (“Notice”), at least twenty (20) days prior to the initial filing of each such Registration Statement, to all holders of the Registrable Securities. Upon written request within ten (10) days after receipt of the Notice, a holder (a “Requesting Holder”) may request that the Company include any of the Requesting Holder’s Registrable Securities in the proposed Registration Statement, and the Company shall, as to each such Requesting Holder, use commercially reasonable best efforts to effect the registration under the Securities Act or any similar act, rule or regulation of any foreign governmental authority on which the Company’s securities are traded, of the Registrable Securities which it has been so requested to register (“Piggyback Registration”); provided, however, that if, in the written opinion of the Company’s managing underwriter, if any, for such offering, or the Company, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling securityholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering (an “Adverse Effect”), then the portion of the securities to be registered on behalf of all of the security holders of the Company who are entitled to participate in such registration (including holders of Registrable Securities), shall equal the number of shares which the Company is so advised can be sold in such offering without causing an Adverse Effect less the number of shares being sold by the Company and such shares included in such registration on behalf of the security holders of the Company shall be allocated pro rata among such holders requesting piggyback registration on the basis of the number of shares of Common Stock requested to be included in such registration by each such holder. The term “Registrable Securities” means (i) the Shares and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares; provided that any Shares or other shares of Common Stock shall not be considered Registrable Securities (y) at such time as all of the shares of Common Stock held by a holder may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Securities Act or, if the Company’s securities are listed in a foreign jurisdiction, any act similar to the Securities Act) under Rule 144(k) promulgated under the Securities Act or otherwise under any foreign rule or regulation and (z) if such Shares or other shares of Common Sock have been previously sold pursuant to a registration under the Securities Act or a similar foreign rule or regulation.
          (ii) If securities are proposed to be offered for sale pursuant to a Registration Statement by security holders of the Company (other than holders of Registrable Securities) and the total number of securities to be offered by such other selling security holders and the Requesting Holders is required to be reduced pursuant to a request from the managing underwriter or the Company (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Registrable Securities to be offered by Requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter or the Company believes may be included for all selling security holders as the number of Registrable Securities beneficially owned by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders.
          (iii) Anything contained in this Section 5.2(a) to the contrary notwithstanding, the Company shall not be obligated to include any of the Requesting Holders’ Registrable Securities in a Registration Statement in connection with an initial public offering of its securities in the event that the Company does not include any securities of the Company held by any other security holder of the Company in such Registration Statement.
          (b) Demand Registration.
          (i) At any time six (6) months after the Company’s initial public offering pursuant to a firm commitment underwriting and prior to the fifth anniversary of the Company’s initial public offering, any “Majority Holder” (as defined below) of the

Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 5.2(a) hereof), exercisable by written notice to the Company (the “Demand Registration Request”), to have the Company prepare and file with the Commission on three occasions, in the aggregate for all Majority Holders, a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such holder) in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Registrable Securities by the holder thereof; provided that the aggregate proceeds of such public offering are reasonably expected to exceed $10,000,000. The term “Majority Holder” as used in this Section 5.2(b) shall mean any holder or any combination of holders of Registrable Securities who hold a majority of the Registrable Securities not covered by a then-current Registration Statement.
          (ii) The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of Common Stock (including holders of Registrable Securities) and securities convertible into, or exchangeable for, Common Stock, within ten (10) days from the date of the Company’s receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 5.2(b), such holders may request the Company to include their shares of Common Stock in the Registration Statement to be filed pursuant to this Section 5.2(b) by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company’s notice; provided that a holder shall not be entitled to register shares of Common Stock if (y) all of the shares of Common Stock then held by such holder may be freely traded (without limitation or restriction as to quantity or timing and without registration under the Securities Act or, if the Company’s securities are listed in a foreign jurisdiction, any act similar to the Securities Act) under Rule 144(k) promulgated under the Securities Act or otherwise under any foreign rule or regulation and (z) if such shares of Common Sock have been previously sold pursuant to a registration statement under the Securities Act or a similar foreign rule or regulation.
          (iii) If, in the written opinion of the Company’s managing underwriter, if any, or the Company, including in any registration pursuant to Section 5.2(b) the total number of shares of Common Stock requested to be registered by the Majority Holder and any other holder of Common Stock requesting registration of his or its shares of Common Stock will cause an Adverse Effect, then the shares of Common Stock to be included in such demand registration shall equal the number of shares which the Company is so advised or so determines can be sold in such offering without causing an Adverse Effect and such shares included in such registration shall be allocated pro rata among the holders (including the holders of Registrable Securities) requesting registration on the basis of the number of shares of Common Stock requested to be included in such registration by each such holder.
          (iv) Notwithstanding the foregoing, if at any time of any request to register Registrable Shares pursuant to this Section 5.2(b), the Company (x) is engaged or has substantially developed plans to engage within 90 days of the time of the request, in a registered public offering as to which holders may include Registrable Shares pursuant to Section 5.2(a), (y) is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company or (z) the Company’s Board of Directors determines, in its good faith, that it is in the best interests of the Company not to disclose the existence of or facts surrounding a significant corporate development or transaction then pending or in progress, then the Company may at its option direct that such request be delayed for a period not in excess of the earlier of (i) 90 days from the date of such request in the event that such offering or such other material activity, as the case may be, has not commenced during such 90 day period, (ii) 180 days from the effective date of such offering, if applicable, (iii) 120 days from the date of commencement of such other material activity, if applicable, or (iv) such time that the Company is no longer in good faith actively and diligently pursuing such offering or such activity; provided that such right to delay a request may be exercised by the Company not more than twice in any 15 month period.
          (c) The rights to cause the Company to register Registrable Securities pursuant to Section 5.2 may be assigned by holders thereof to any transferee of the Shares provided that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to such registration rights are being assigned, (b) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and (c) such rights may not be assigned to any person or entity which, in the Company’s reasonable judgment, is a competitor of the Company.
          (d) Company Covenants in Connection with Registration.
          (i) In connection with any registration under Section 5.2 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than sixty (60) days following receipt of any demand therefor, shall use its commercially reasonable best efforts to cause any such Registration Statement to be declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested. Once effective, the Company shall maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities included in such offering have been sold, or (ii) one hundred and eighty days after the effectiveness of such Registration Statement.
          (ii) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities) in connection with all Registration Statements filed pursuant to Sections 5.2(a) and 5.2(b) hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses and the fees and expenses of one counsel retained by the holders of Registrable Securities up to a maximum of $10,000.
          (iii) The Company shall take all necessary action which may be required to (i) qualify or register the Registrable Securities included in the Registration Statement, for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities and (ii) list the Registrable Securities on the principal securities exchange (or the Nasdaq Stock Market) on which the Common Stock is so listed.
          (iv) The Company shall indemnify and hold harmless the holders of the Registrable Securities, and each officer, director, employee and agent of the holders of the Registrable Securities, from and against any and all losses, claims, damages and liabilities, including attorney fees caused by any untrue statement of a material fact contained in any Registration Statement, any post-effective amendment to such Registration Statement, or any prospectus included therein required to be filed or furnished by reason of this Section 5.2 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the holders of the Registrable Securities or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of the holders of the Registrable Securities and underwriter.
          (v) In connection with any Registration Statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company and its directors and officers and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and, provided, further, that such liability will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement.
          (vi) If for any reason the indemnification provided for in this Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (vii) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each holder of Registrable Securities included for such registration in such Registration Statement pursuant to Sections 5.2 hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such holder’s Registrable Securities are being registered and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of NASD Regulation, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.
          (viii) The Company shall use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;
          (e) It is expressly acknowledged and agreed that the holders of Common Stock of the Company are intended third party beneficiaries of Sections 5.2(b) and (c); provided, that in no event shall such third parties be entitled to consent to any amendment to this Section 5.2 (including amendments to Section 5.2(b) and (c)).
     5.3 Restrictions on Transfer. Goldman agrees that it will not, sell, assign or transfer the Shares in violation of the Securities Act, or any other applicable state or foreign securities laws (“Other Securities Laws”) and understands that it cannot sell, assign or transfer the Shares unless the Shares are registered under the Securities Act and Other Securities Laws or an exemption from such registration is applicable to such transfer.
     5.4 Holdback. In the event of any registration of shares of Common Stock in connection with an underwritten public offering, Goldman agrees not to effect any sale of any shares of Common Stock or any common stock equivalents (in each case, other than as part of such public offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration statement) or during the period after such effective date as reasonably required by the managing underwriter of an underwritten offering, but in no event longer than the earlier of (i) the shortest period applicable to the officers, directors and stockholders (other than the holders of the Shares) holding 5% or more of the capital stock of the Company or (ii) 180 days.

     5.5 Goldman Relationship.
          (a) Between the date hereof and the date of the Company’s first public offering of equity securities, Goldman will have the exclusive right to act as financial advisor to the Company and its Subsidiaries.
          (b) In the event that the Company or its Subsidiaries determines to undertake any public or private financing transactions prior to and including its initial public offering of equity securities, the Company agrees to offer Goldman the right of first offer and last refusal (as detailed in Section 5.5(c) below) to act in each such transaction as (i) lead underwriter, sole book-running lead manager or sole agent in the case of any offering or placement of securities and (ii) sole lead arranger and book-runner, sole syndication agent and administrative agent in the case of a senior syndicated bank loan or bridge loan. In the event that the Company or its Subsidiaries determines to seek third party project debt financing, the Company agrees to offer Goldman the right of first offer and last refusal (as detailed in Section 5.5(c) below) to provide any such debt. If Goldman agrees to act in such capacity, the Company and Goldman will enter into an appropriate form of agreement relating to the type of transaction involved and containing customary terms and conditions, including customary fee provisions and provisions relating to Goldman’s indemnity. In addition, the Company shall offer Goldman the right of first offer and last refusal (as detailed in Section 5.5(c) below) to act as sole principal or sole counterparty in the case of any foreign exchange or commodities transaction, currency or interest rate swap or other hedging transaction undertaken by the Company or its Subsidiaries prior to or in connection with its initial public offering of equity securities. Where Goldman agrees to act as the principal or counterparty in a swap, hedging or other transaction with the Company or its Subsidiaries, such transactions will be based on customary documentation for such transactions. The Company acknowledges that nothing herein is an express or an implied commitment by Goldman to act in any capacity in any such transaction, to provide financing or to purchase or place any securities, which commitment shall only be set forth in a separate agreement.
          (c) In the event the Company or its Subsidiaries intends to undertake any of the transactions described in Section 5.5(b), the Company shall give Goldman written notice of such intention, describing the type of transaction and the general terms upon which the Company or its Subsidiaries proposes to effect such transaction. Goldman shall have twenty (20) days (unless a shorter period of time is agreed upon by Goldman) (the “Exclusive Negotiation Period”) after the giving of the notice by the Company to negotiate exclusively with the Company and its Subsidiaries to reach a written agreement setting forth the terms and conditions of Goldman’s participation in such transaction. If the Company and Goldman do not conclude the negotiation and execution of a written agreement regarding the transaction within the Exclusive Negotiation Period, then the Company and its Subsidiaries shall for the first 30-day period that follows the conclusion of the Exclusive Negotiation Period have the right to negotiate with one or more third parties regarding the transaction but only on terms and conditions which are more favorable to the Company and its Subsidiaries, taken as a whole, than those last offered to or by Goldman. The Company and its Subsidiaries shall not enter into any agreements with any such third parties unless it has first provided Goldman with all of the proposed terms and conditions thereof and at least five business days to accept such terms and conditions.

     5.6 Expenses. Each party shall pay all of its own costs in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby; provided, however, the Company will pay all expenses (other than Goldman’s legal expenses and other than underwriting commissions and discounts) with respect to registration of securities under Section 5.2 hereof.
     5.7 Anti-Dilution.
          (a) In the event that the Company shall at any time or from time to time after the date hereof, issue, grant or sell any Additional Stock (as defined in Section 5.8(b), but for the purposes of this Section 5.7, such definition shall not include the items set forth in clause (i) of Section 5.8(b)) for a consideration, exercise or conversion price per share (as the case may be, the “Anti-Dilution Price”) less than the then current Effective Price (as defined below), then, in connection with such issuance, the Company shall issue to Goldman, without any additional consideration paid by Goldman, additional shares of Common Stock (such shares, the “Anti-Dilution Shares”) such that after the issuance of the Anti-Dilution Shares, the Effective Price of the shares of Common Stock owned by Goldman shall equal such Anti-Dilution Price.
          “Effective Price” means the Purchase Price divided by the number of shares of Common Stock acquired at the Closing and/or pursuant to this Section 5.7. The initial Effective Price shall be $53.39 per share.
          (b) The Company (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for issuance of additional shares of Common Stock to Goldman in accordance with the provisions of Section 5.7(a) above are at all times reserved by the Company (or any successor corporation), free from preemptive rights, for such issuance.
          (c) Whenever the Company shall take any of the actions specified in this Section 5.7 which would result in any adjustment in the Effective Price, the Company shall give notice to Goldman, which notice shall be made within 10 days after the effective date of such adjustment and shall state the adjustment and the Effective Price. Notwithstanding the foregoing notice provisions, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.
          (d) For the purpose of any computation to be made in accordance with Section 5.7(a), the following provisions shall apply:
          (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.
          (ii) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of the consideration as determined in good faith by the Board of Directors of the Company plus the amount of cash, if any.
          (iii) In the case of the issuance of options, rights, or warrants to purchase or subscribe for shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock, or options, rights or warrants to purchase or subscribe for any such convertible or exchangeable securities, the following provisions shall apply:
     (A) The effective price for the issuance, grant or sale of any options, rights or warrants shall be deemed to be the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance plus the consideration, if any, received by the Company in connection with the sale or issuance of such options, rights or warrants; provided, however, that upon the termination of such options, rights or warrants, if any thereof shall not have been exercised, the Effective Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had such adjustment been made on the basis of the issuance only of shares of Common Stock actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise of rights shall not have expired or terminated unexercised.
     (B) The effective price for the issuance, grant or sale of any convertible or exchangeable securities shall be deemed to be the consideration received by the Company in connection with the sale of such securities plus the consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the Effective Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had such adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.
     (C) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in Section 5.7(d)(iii)(A), or in the price per share at which the securities referred to in Section 5.7(d)(iii)(B) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.
          (e) In case the Company shall pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, the Effective Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Effective Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator of which shall be the sum of the numerator and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 5.7(e), the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company.
          (f) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Effective Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Effective Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
          (g) Anything contained in this Section 5.7 to the contrary notwithstanding, the rights granted under this Section 5.7 shall terminate and be of no further force or effect upon earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which the per share price is based on a pre-offering valuation of the Company of not less than $60,000,000 or (ii) upon any merger, or consolidation of the Company with or into another entity where the stockholders of the Company immediately prior to such event hold less than a majority of the outstanding voting power of the surviving or consolidated entity, other than a merger for the sole purpose of effecting a reorganization or change in domicile of the Company.
     5.8 Right of First Offer.
          (a) Subject to the terms and conditions set forth below, from the date hereof until such time as the Company effectuates an offering of its Common Stock to the public,

Goldman shall have the right of first offer to purchase, on a pro rata basis, any Additional Stock which the Company may, from time to time, propose to issue and sell. Goldman’s pro rata share, for purposes of this right of first offer, shall be determined by dividing (x) the total number of shares of Common Stock which are owned by Goldman, by (y) the total number of shares of outstanding Common Stock on a fully-diluted basis. The failure by Goldman to exercise its right of first offer with respect to any particular issuance shall not affect in any way such right with respect to any subsequent issuance.
          (b) The term “Additional Stock” shall mean Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, including shares held in the Company’s treasury, but shall not include (i) securities offered to the public pursuant to a registration statement approved by the Board of Directors of the Company and filed with the Commission for a public offering and sale of securities of the Company, (ii) securities issued for the acquisition of another corporation or other entity by merger, purchase of all or substantially all of the assets of such other corporation or other entity or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such other corporation or entity; provided that such transaction is approved by a majority of the disinterested directors of the Company, (iii) options to purchase up to 75,000 shares (as equitably adjusted for stock split, stock dividend, conversion or reclassification) of Common Stock pursuant to the Company’s 2002 Stock Option Plan and any options to purchase shares of Common Stock issued pursuant to the Company’s future stock option plans or similar plans approved by the Board of Directors and the stockholders of the Company, but only to the extent that not more than 15% of the options to purchase Common Stock subject to any one such plan are issued to any one person or entity (including his or its respective affiliates, as the case may be), (iv) securities issued as a result of any stock split, stock dividend, conversion or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock, (v) securities issued as a result of any stock split, stock dividend or reclassification of Series A Preferred Stock, (vi) securities issued to any unaffiliated and independent third party lenders pursuant to any bank financing arrangement approved by the Board of Directors (including any securities issued upon exercise of such securities), (vii) securities sold to stockholders of the Company pursuant to a general rights offering to all stockholders, offered on a pro rata basis, (viii) securities issuable upon exercise of options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock that are currently outstanding, (ix) securities issued to directors of the Company solely as compensation for service to the Company as a director up to a maximum of 10,000 shares of Common Stock (as equitably adjusted for stock split, stock dividend, conversion or reclassification) provided that Goldman or its designee on the Board of Directors, if any, shall receive an equivalent grant of securities, (x) securities issued upon exercise or conversion of any Additional Stock or (xi) securities issued in connection with any anti-dilution rights of any other stockholder of the Company.
          (c) In the event the Company intends to issue any Additional Stock, it shall give Goldman written notice (“First Offer Notice”) of such intention, describing the type of Additional Stock to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Goldman shall have twenty (20) days (unless a shorter period of time is agreed upon by Goldman) from the date of any such First Offer Notice (the “Initial Exercise Period”) to agree to purchase its pro rata share of such Additional Stock for the purchase price and upon the terms and conditions specified in the Company’s First Offer Notice by giving written notice to the Company stating the quantity of Additional Stock to be so purchased. In the event there is a material change in the terms upon which Additional Stock is offered by the Company following delivery of the First Offer Notice, the Company will issue a new First Offer Notice and Goldman will have the longer of (i) the remainder of the Initial Exercise Period or (ii) ten (10) days from the date of issuance of the new First Offer Notice to deliver a new notice of irrevocable acceptance to purchase the Additional Stock on the new terms specified in such new First Offer Notice.
          (d) If Goldman does not elect to purchase all of the Additional Stock so offered, the Company shall have the right to sell the unsold Additional Stock to any third party within ninety (90) days after the date of the First Offer Notice at a purchase price not less than, and upon terms and conditions not more favorable than, the purchase price and terms and conditions set forth in the First Offer Notice. If the Company shall not sell all of the Additional Stock within such ninety (90) day period, such Additional Stock shall again be subject to the terms, conditions and restrictions set forth in this Section 5.8.
          (e) For convenience in administration, the Company may offer and sell Additional Stock covered by the right provided in Section 5.8 without first offering such securities to Goldman, so long as Goldman is given prior notice of such sale and the opportunity to purchase its pro rata amount (which shall be calculated after giving effect to such issuance to Goldman of its pro rata amount) within twenty (20) days after the close of the sale of the Additional Stock.
     5.9 Disclosure of Investment; Press Releases. The Company, on the one hand, and Goldman, on the other hand, agree that they will not, (a) except as may be necessary or desirable in connection with a request by a governmental agency, regulatory or supervisory authority, stock exchange or court or as required by law, and in the case of Goldman only, other than to affiliates of Goldman and employees of Goldman or its affiliates, publicly disclose the transactions contemplated by the Agreement or any of the terms hereof without the prior consent of Goldman, on the one hand, and the Company, on the other hand, or (b) use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party hereto or any of its respective affiliates, in either case without the prior written consent of such party; provided, however, that Goldman may describe the transactions contemplated hereby in any promotional literature prepared by or on behalf of Goldman. From and after the date hereof, neither the Company nor any of its Subsidiaries will represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Goldman or any of its affiliates without the prior written consent of Goldman.
     5.10 Stockholders Agreement. Notwithstanding the terms of the Stockholders Agreement, the Company agrees not to exercise its right of first refusal (and Goldman shall not have to comply with Article III of the Stockholders Agreement) with respect to the Shares to the extent that Goldman Transfers (as defined in the Stockholders Agreement) the Shares to (a) any of its Affiliates (as defined in the Stockholders Agreement) and (b) from and after the third anniversary hereof, any existing shareholders of the Company. For avoidance of doubt, if the

Company does not exercise its option to purchase the Shares for any proposed Transfer by Goldman pursuant to which Article III of the Stockholders Agreement applies, such Transfer will be deemed a permissible Transfer under Section 2.3 thereof.
6. Miscellaneous.
     6.1 All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses:

If to the Company, to:	Changing World Technologies, Inc.
460 Hempstead Avenue
West Hempstead, New York 11552
Attn: President

with a copy to:

Michael A. King
Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, NY 10153

If to Goldman, to:	GSFS Investments I Corp.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Fax: (212) 902-1000
Attention: Neil Auerbach

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Fax: (212) 859-4000
Attention: David N. Shine, Esq.
     6.2 This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of Goldman and the Company (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction, (2) waives any objection which Goldman or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of Goldman and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon Goldman or the Company, as the case may be, mailed by certified mail to Goldman’s address or the Company’s address, as the case may be, set forth in Section 6.1 above shall be deemed in every respect effective service of process upon Goldman or the Company, as the case may be, in any such suit, action or proceeding.
     6.3 Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.
     6.4 Except as provided in Section 5.2, this Agreement is not assignable without the consent of the other parties hereto. In the event of an assignment, the rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.
     6.5 Each of the parties hereto hereby agrees that representations and warranties made by or on behalf of it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date and continue in effect until the second anniversary of the Closing Date (expect to the extent written notice of claim with respect thereto has been delivered prior to the second anniversary of the closing date, in which case, such representations and warranties shall survive until the final resolution of such claim). The covenants and agreements contained in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date and shall continue in effect in accordance with their respective terms. Subject to the terms of this Section 6.5, each party shall indemnify, defend and hold harmless the other, its affiliates, and each of their respective officers, directors, partners (and the partners of such partners), managing directors, employees, agents, advisors, consultants, and representatives, and the successors and assigns of any of the foregoing (including any transferee of Shares to the extent they are affiliates of Goldman) from and against all losses, liabilities, costs or expenses (including reasonable attorney’s fees and expenses) (collectively, “Losses”) incurred or suffered by any of the foregoing (whether incurred or suffered directly or indirectly through ownership of the Shares or otherwise) arising out of, relating to, or resulting from (i) the breach of any representation or warranty made by it in this Agreement or (ii) the breach of, or the failure to perform, any covenant or agreement of it made in this Agreement. Neither party shall have any obligation to indemnify the other party for any Losses pursuant to clause (i) until the aggregate of all Losses suffered by the party seeking indemnification equals or exceeds $120,000, and then the obligation of the indemnifying party shall be only the extent of such excess. The aggregate amount that either party shall have to pay in respect of its indemnification obligations pursuant to clause (i) shall not exceed $12,000,000. Except in the event of fraud, the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty in this Agreement, shall be indemnification in accordance with this Section 6.5.
     6.6 This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: CHANGING WORLD TECHNOLOGIES, INC.
By:	/s/ Brian S. Appel
	Name:	BRIAN S. APPEL
	Title:	CHAIRMAN & CEO

GOLDMAN: GSFS INVESTMENTS I CORP.
By:
Name:
Title:

[Signature Page to the Stock Purchase Agreement]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY: CHANGING WORLD TECHNOLOGIES, INC.
By:
Name:
Title:

GOLDMAN: GSFS INVESTMENTS I CORP.
By:	/s/ Neil Auerbach
	Name:	Neil Auerbach
	Title:	President

[Signature Page to the Stock Purchase Agreement]